UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2007

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 13, 2007, YTB International, Inc. (“YTB” or the “Company”) issued a press release, a copy of which is annexed hereto as Exhibit 99.1, announcing the results of its Annual Meeting of Stockholders for the 2007 fiscal year, which took place on June 11, 2007. All six proposals submitted by YTB’s Board of Directors to the Company’s stockholders were approved at the meeting, including:

Proposal 1: Reelection of each of the nine current members of the Company’s Board of Directors;

Proposal 2: Ratification of the Company’s appointment of UHY LLP as its independent public accountants for the fiscal year ending December 31, 2007;

Proposal 3: Amendment and restatement of the Company’s Certificate of Incorporation to classify the Company’s Board of Directors into three classes of directors serving staggered three-year terms;

Proposal 4: Amendment and restatement of the Company’s Certificate of Incorporation to authorize the issuance of two classes of common stock-- Class A Common Stock, par value $0.001 per share (“Class A Common Stock”) and Class B Common Stock, par value $0.001 per share (“Class B Common Stock”)-- and to increase the Company’s total authorized capital. This amendment will enable a reclassification of the Company’s existing common stock, par value $0.001 per share (“Existing Common Stock”) pursuant to which stockholders will exchange each share of Existing Common Stock currently held for two shares of Class B Common Stock and one share of Class A Common Stock;

Proposal 5: Amendment and restatement of the Company’s Certificate of Incorporation to require the approval of the greater of (a) a majority of the outstanding stock of the Company entitled to vote, and (b) sixty-six percent (66%) of the voting power of all shares present in person or by proxy and voting on a given matter, to enter into certain fundamental transactions involving the merger, sale of all, or substantially all, assets or change in control of the Company, if such transaction is not approved by the Company’s Board of Directors; and

Proposal 6: Ratification of the 2007 Sales Director Bonus Plan, an equity compensation plan under which performance-based grants consisting of discounted stock options exercisable for up to an aggregate of 40,000,000 shares of Class A Common Stock may be granted to the Company’s qualifying sales directors.

In order to implement Proposal 4, the Company’s Board of Directors will be setting an effective date for the reclassification (the “Effective Date”). This is the date on which the Company’s Amended and Restated Certificate of Incorporation will be filed and each stockholder will be entitled to receive one share of Class A Common Stock and two shares of Class B Common Stock in exchange for each share of Existing Common Stock surrendered. The Effective Date will be determined shortly and is expected to be at some point in late July 2007. Stockholders will be notified upon the determination of the Effective Date. On or about the Effective Date, the Company’s stockholders will receive materials explaining how to exchange the certificates representing their currently-held shares of Existing Common Stock for shares of Class A Common Stock and Class B Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

No.	Description

99.1.	Press Release dated June 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: June 13, 2007	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX
No.	Description

99.1	Press Release dated June 13, 2007